As filed with the United States Securities and Exchange Commission on June 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Critical Metals Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Maples Corporate Services (BVI) Limited Kingston Chambers, PO Box 173, Road Town Tortola, British Virgin Islands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Critical Metals Corp. 2024 Incentive Award Plan

Critical Metals Corp. 2024 Employee Stock Purchase Plan

(Full title of the plan)

Corporation Services Company

251 Little Falls Drive

Wilmington, Delaware 19809

(Name and address of agent for service)

(302) 636-5400

(Telephone number, including area code, of agent for service)

Copies to:

Jason A. Rocha White & Case LLP 609 Main Street Houston, Texas 77002 Tel: (713) 496-9700	Maia R. Gez White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Critical Metals Corp. (the “Company” or the “Registrant”) has filed with the Securities and Exchange Commission (the “Commission”) this registration statement on Form S-8 (this “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”) (i) 9,073,988 ordinary shares, par value $0.001 per share (the “Ordinary Shares”), of the Registrant reserved for issuance pursuant to the Critical Metals Corp. 2024 Incentive Award Plan (the “2024 Plan”); and (ii) 1,814,297 Ordinary Shares reserved for issuance under the Critical Metals Corp. 2024 Employee Stock Purchase Plan (the “2024 ESPP”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	As permitted by Rule 428 under the Securities Act, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to each participant in the 2024 Plan or 2024 ESPP, as applicable, in accordance with Rule 428(b)(1). Such documents are not required to be and are not being filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following:

●	the Company’s Prospectus filed on May 23, 2024, pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form F-1, as amended (File No. 333-278400), which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed;

●	the Company’s Shell Company Report on Form 20-F filed on March 4, 2024 (File No. 001-41973); and

●	the description of the Company’s Ordinary Shares, as contained under the heading “Description of Securities of Pubco” in the Company’s registration statement on Form F-4, initially filed with the Commission on December 23, 2022, as amended (File No. 333-268970), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the Commission is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s memorandum and articles of association, the BVI Business Companies Act (As Revised), and the common law of the British Virgin Islands (the “BVI”) allow the Company to indemnify the Company’s officers and directors from certain liabilities. The Company’s memorandum and articles of association provide that the Company may indemnify every director and officer of the Company, together with every former director and former officer of the Company (each an “Indemnified Person”) out of the assets of the Company to the fullest extent permissible under the BVI Business Companies Act (As Revised) and the laws of the BVI against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default.

Under the Company’s memorandum and articles of association, no Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or willful default of such Indemnified Person and no person shall be found to have committed actual fraud or willful default for these purposes unless or until a court of competent jurisdiction shall have made a finding to that effect. In addition, the Company has entered into indemnification agreements with each director of the Company.

The Company may purchase and maintain insurance for the benefit of any director of the Company or officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Documents

4.1	Amended and Restated Memorandum and Articles of Association of Critical Metals Corp. (incorporated by referenced to Exhibit 1.1 to the Form 20-F of Critical Metals Corp., filed with the SEC on March 4, 2024).

5.1*	Opinion of Maples and Calder (British Virgin Islands).

10.1	Critical Metals Corp. 2024 Incentive Award Plan (incorporated by reference to Exhibit 4.9 to the Form 20-F of Critical Metals Corp., filed with the SEC on March 4, 2024).

10.2	Critical Metals Corp. 2024 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.10 to the Form 20-F of Critical Metals Corp., filed with the SEC on March 4, 2024).

23.1*	Consent of Maples and Calder (British Virgin Islands) (included in Exhibit 5.1 to this Registration Statement).

23.2*	Consent of Marcum LLP, independent registered accounting firm of Critical Metals Corp.

23.3*	Consent of Marcum LLP, independent registered accounting firm of European Lithium AT (Investments) Limited.

23.4*	Consent of CSA Global South Africa (Pty) Limited.

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Tables” in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Perth, Country of Australia, on the 6th day of June, 2024.

CRITICAL METALS CORP.

By:	/s/ Tony Sage
Name:	Tony Sage
Title:	Chief Executive Officer and Executive Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tony Sage and Melissa Chapman, and each of them singly (with full power to each of them to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for the person and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments or supplements to this Registration Statement, including any post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title of Capacities	Date

/s/ Tony Sage	Chief Executive Officer and	June 6, 2024
Tony Sage	Executive Chairman (Principal Executive Officer)

/s/ Melissa Chapman	Chief Financial Officer	June 6, 2024
Melissa Chapman	(Principal Financial and Accounting Officer)

/s/ Malcom Day	Director	June 6, 2024
Malcom Day

/s/ Michael Hanson	Director	June 6, 2024
Michael Hanson

/s/ Carolyn Trabuco	Director	June 6, 2024
Carolyn Trabuco

/s/ Mykhailo Zhernov	Director	June 6, 2024
Mykhailo Zhernov

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of Critical Metals Corp., has signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on June 6, 2024.

Shyla Hill

By:	/s/ Shyla Hill
Shyla Hill
Authorized Representative on behalf of Corporation Service Company